UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MAXLIFE FUND CORP.
(Exact Name of Small Business Issuer in its Charter)

Wyoming
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

160 TYCOS DRIVE, UNIT #12
TORONTO, ONTARIO M6B 1W8
(416) 200-0657
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

GUSTA, INC.
123 WEST FIRST STREET, STE #675
CASPER, WYOMING 82601
(307) 237-2580
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 ROUTE 9, SUITE 204
MANALAPAN, NEW JERSEY 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration fee per share

Common Stock of par value, $.001 per share	6,956,100	$1.00	$6,956,100	$819

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a recent offering. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS
MAXLIFE FUND CORP.

6,956,100 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 6,956,100 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE TO RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED: NOVEMBER , 2006

TABLE OF CONTENTS

SUMMARY INFORMATION	1
RISK FACTORS	2
USE OF PROCEEDS	4
DETERMINATION OF OFFERING PRICE	4
DILUTION	4
PENNY STOCK CONSIDERATIONS	4
SELLING SECURITY HOLDERS	4
PLAN OF DISTRIBUTION	7
LEGAL PROCEEDINGS	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
DESCRIPTION OF SECURITIES	11
INTEREST OF NAMED EXPERTS AND COUNSEL	12
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	12
ORGANIZATION WITHIN LAST FIVE YEARS	13
DESCRIPTION OF BUSINESS	13
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	18
DESCRIPTION OF PROPERTY	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
EXECUTIVE COMPENSATION	21
FINANCIAL STATEMENTS	F-1

SUMMARY INFORMATION

We were incorporated in the State of Wyoming on January 9, 2006. On August 31, 2006, pursuant to a stock purchase agreement, we acquired all of the issued and outstanding 1254450 Ontario Ltd., (“1254450”) an Ontario corporation located in Toronto, Ontario, Canada. 1254450 is currently in the business of buying life insurance policies of viatical persons and it currently owns the policy of one viatical patient. Pursuant to the transaction, 1254450 became our wholly owned subsidiary.

Through our wholly owned subsidiary, we plan to purchase or fund life policies of individuals. We expect to be in a position to have a large number of policies under administration and to either sell or trade such policies at a profit or maintain the policies until maturity. We also expect to lend against individual or groups of policies and thereby earn an interest spread on the loaned funds.

Depending on the nature of the policyholder, we will provide one of two types of settlements. A “viatical settlement” is the sale of a life insurance policy by a terminally ill person to another party. By selling the policy, the insured (a viator) receives an immediate cash payment to use as he or she wishes. In this case, we take an ownership interest in the policy at a discount to its face value and receive the death benefit under the policy when the viator dies. A “life settlement” differs from a viatical settlement in that the insured is not terminally ill and focuses on healthy seniors. The life policy holder is typically 65 years of age or older, and has a life expectancy of ten years or less. Life settlements are an attractive transaction to persons who purchased life insurance for income protection or estate planning, but no longer need the insurance due to growth in their investment portfolios or other changes in life circumstances. Life settlements also appeal to persons who want to make immediate gifts to their beneficiaries. In these instances, the insured may feel the insurance is no longer needed. Since the market for viatical settlements has grown to include life expectancies that are often associated with life settlements and the age and medical condition of many life settlers gives them a life expectancy that is the same as many viators, the distinction between these two market segments has diminished and the markets have largely merged. We expect to target both terminally ill policyholders as well as non-terminally ill policyholders over the age of 65.

We are a developmental-stage company. We will require additional funds to implement our business plan. There is no assurance that we will be able to obtain additional funding through the sales of additional equity securities or that such funding, if available, will be obtained on terms favorable to or affordable by us.

No revenues have been generated to date. Therefore we will continue to operate on a reduced budget until such time as further funding becomes available. However, there can be no guarantee that we will ever generate any revenues.

Because we have no viable operations we are dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity, our independent auditor has expressed substantial doubt about the company’s ability to continue as a going concern.

Summary of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price shares were sold to our shareholders in a private placement offering. The offering price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Where You Can Find Us

Our corporate offices are located at 160 Tycos Drive, Unit #12, Toronto, Ontario, Canada M6B 1W8. Our telephone number is (416) 200-0657.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

Risks Relating to our Business

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Wyoming on January 9, 2006. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may not be profitable in the near future. We had net losses of $46,494 since our inception. We intend to continue to fund operations through additional debt and equity financing arrangements that may not be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending August 31, 2006. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not generated any revenue to date. We have incurred net losses of $46,494. If we cannot generate sufficient revenues from our operations, we may not be able to implement our business plan and may be forced to cease our business activities.

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand our business operations.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We believe that our growth and our future success will depend in large part upon our ability to continue to retain our Chief Executive Officer and to attract and retain other highly skilled senior management, finance and marketing personnel. The competition for qualified personnel is intense. We cannot assure you that we will be able to hire and retain qualified personnel. Failure to hire and retain such personnel could require us to diminish or suspend our development strategy.

The loss of Bennett Kurtz, our sole officer and director, could adversely affect our ability to remain competitive.

We believe that the success of our business strategy and our ability to operate profitably depends on the continued employment of our Bennett Kurtz, our sole officer and director. If Mr. Kurtz becomes unable or unwilling to continue in his present positions, our business and financial results could be materially adversely affected. At the present time, Mr. Kurtz devotes approximately 40 hours per week to the business affairs of the company. The loss of his services may prevent us from implementing our business plan. In the event that we cannot implement our business plan, we may not ever generate revenue and may be forced to cease our operations.

Risks Relating to this Offering

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Future Sales by Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings
Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. We have 30,127,100 shares of common stock issued and outstanding. Of the 30,127,100 shares of common stock issued as of November 21, 2006, 6,956,100 shares will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 23,173,000 outstanding shares of common stock, which will be held by existing stockholders, including our sole officer and director, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Our stock price may decrease due to our market cap based on the future issuances of additional shares of common or preferred stock.
Our Articles of Incorporation authorize the issuance of one hundred million (200,000,000) shares of common stock. As of November 21, 2006, we had 30,127,100 shares of common stock issued and outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 169,870,900 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders. In addition, our articles of incorporation also provide that we are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $.001 per share. “Blank Check” means that the rights and preferences of the preferred shares have not been determined. As of November 21, 2006, there are no shares of preferred stock issued and outstanding.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in September 2006.

The offering price of the shares of our common stock has been determined arbitrarily by us and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on the Over the Counter Bulletin Board (OTCBB), we attempt to locate a market maker and to file to obtain a listing on the (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. We have had discussions with one market maker regarding the filing of our application for trading on the OTCBB. However, there is no assurance that our common stock, even if it becomes listed on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of 6,956,100 shares of our common stock issued to 81 shareholders. The 6,956,100 shares being offered include a total 6,829,000 shares of our common stock issued to a total of 12 shareholders for services rendered at inception. The 6,956,100 shares being offered include 116,100 shares of our common stock issued to 66 investors pursuant to our private placement completed in August 2006 as well as 11,000 shares issued to three shareholders for services rendered on August 31, 2006 as well as an additional 2,000 shares to be issued to Daniel Kahan pursuant to the agreement for the acquisition of 1254450 Ontario Ltd.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of November 21November 21, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Security Holder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering (1)
974257 Ontario Inc. (2)	1,200,000	350,000	850,000	2.82%
Anbe, Matthew S.	100	100	0	0.00%
Anderson / In Trust, Brian M.	2,000	2,000	0	0.00%
Anderson Jr., Ralph J.	2,000	2,000	0	0.00%
Anidjar, David	2,500	2,500	0	0.00%
Anidjar, Miriam	900,000	450,000	450,000	1.49%
Anidjar, Roly	2,500	2,500	0	0.00%
Anidjar, Sammy	2,500	2,500	0	0.00%
Aron, Ran	1,000	1,000	0	0.00%
Athenium Capital Corp(3)	5,000	5,000	0	0.00%
Barsky, Dennis	100	100	0	0.00%
Barsky, LaDonna	100	100	0	0.00%
Benbassat Dentistry Professional Corporation(4)	5,000	5,000	0	0.00%
Canadian Endernational (5)	500	500	0	0.00%
Casselman, Neil	5,000	5,000	0	0.00%
Cohen, Itamar	13,900,000	1,000,000	12,900,000	42.82%
Cohen, Liran	100	100	0	0.00%
Cohen, Maital	1,100,000	800,000	300,000	1.00%
D'Agostino, Beatrice	200	200	0	0.00%
D'Agostino, Dominick	500	500	0	0.00%
Danieli, Nissan	5,000	5,000	0	0.00%
Debrebud Capital Corp(6)	5,000	5,000	0	0.00%
Direct Access Software, LLC (7)	500	500	0	0.00%
Domenico / In Trust, Brad Louis	2,000	2,000	0	0.00%
Eisen, Elan	100	100	0	0.00%
Fifth Avenue Holdings Limited(8)	1,450,000	725,000	725,000	2.41%
Forest Hill Limited (9)	1,400,000	800,000	600,000	1.99%
Gallo, Anna	5,000	5,000	0	0.00%
Gallo, Connie	3,000	3,000	0	0.00%
Gallo, Diego	5,000	5,000	0	0.00%
Gallo, George	5,000	5,000	0	0.00%
Gallo, Joe	3,000	3,000	0	0.00%
Gallo, Nadia	3,000	3,000	0	0.00%
Gallo, Viviana	3,000	3,000	0	0.00%
Gelkopf, Allan & Devorah	2,000	2,000	0	0.00%
Gentile, Antonietta	100	100	0	0.00%
Gold, Sheldon	6,000	6,000	0	0.00%
Goldberg, Allan	1,000	1,000	0	0.00%
Grinfeld, Ghitel	500	500	0	0.00%
Hoschander, Yehudah	600,000	300,000	300,000	1.00%
Igarashi, Clyde D.	100	100	0	0.00%
Jacob, Rachel	500	500	0	0.00%
Kahan, Daniel (10)	0	2,000	0	0.00%

Kartsev, Sergey	100	100	0	0.00%
Kurtz, Dr. Jeremy	250	250	0	0.00%
Kurtz, Jeffrey	100	100	0	0.00%
Kurtz, Moshe	5,000	5,000	0	0.00%
Kurtz, Rickie	250	250	0	0.00%
Lewin, Lana	2,000	2,000	0	0.00%
Litvak, Tatyana	100	100	0	0.00%
M.Y.G. Enterprises (11)	5,000	5,000	0	0.00%
Malca, Tomes	5,000	5,000	0	0.00%
Manneh, Zuhair	500	500	0	0.00%
Matsumoto, Wade	100	100	0	0.00%
McBride, Jennifer	200	200	0	0.00%
Occhipinti, Laura	3,000	3,000	0	0.00%
Papernick, Bernard	900,000	280,000	620,000	2.06%
Pietraniello, Michael	100	100	0	0.00%
Questrade, Inc. (12)	5,000	5,000	0	0.00%
Rabizada, Danny	1,000	1,000	0	0.00%
Rafaeli, Benjamin	500	500	0	0.00%
Rafaeli, Eivon	500	500	0	0.00%
Rockaway Associates LP (13)	2,000	2,000	0	0.00%
Record Storage and Retrieval Service Ltd. (14)	200	200	0	0.00%
Rubenstein, David	1,000	1,000	0	0.00%
Santarelli, Adam	200	200	0	0.00%
Santarelli, Patrice	200	200	0	0.00%
Santarelli, Richard	200	200	0	0.00%
Santarelli, Virginia	200	200	0	0.00%
Sato, Ryan P.	100	100	0	0.00%
Shapiro, Annette	100	100	0	0.00%
Shapiro, Sherwin	2,000	2,000	0	0.00%
Spratley, Jennifer	100	100	0	0.00%
Taxon, Iris	1,300,000	600,000	700,000	2.32%
The Phineas Kurtz Family Foundation (15)	1,250,000	625,000	625,000	2.07%
Toryork Limited (16)	1,400,000	900,000	500,000	1.66%
Prophet Trader (17)	100	100	0	0.00%
Vogiatzis, Dimitrios Jim	100	100	0	0.00%
Wilson, Michael	5,000	5,000	0	0.00%
Wilson, Norine	5,000	5,000	0	0.00%

*	Less than 1%
(1)	Based on 30,127,100 shares outstanding as of November 21, 2006
(2)	Allan Gelkopf is a principal of 974257 Ontario, Inc. and has investment control over its shares of our common stock.
(3)	Davina Schwartz-Lopez is a principal of Athenium Capital Corp. and has investment control over its shares of our common stock.
(4)	Joseph Benbassat is a principal of Benbassat Dentistry Professional Corporation and has investment control over its shares of our common stock.
(5)	Henry Ender is a principal of Canadian Endernational and has investment control over its shares of our common stock.
(6)	Davina Schwartz-Lopez is a principal of Debrebud Capital Corp. and has investment control over its shares of our common stock.
(7)	Javier Rivera is a principal of Direct Access Software, LLC and has investment control over its shares of our common stock.
(8)	Interstate Commerce, Inc. is a principal of Fifth Avenue Holdings Limited and has investment control over its shares of our common stock.
(9)	Martiza Sanabria is a principal of Forest Hill Limited and has investment control over its shares of our common stock.

(10)
Daniel Kahan is owed 2,000 shares pursuant to the agreement to acquire our subsidiary, 125445 Ontario Ltd. As part of the agreement the parties agreed that such shares shall be registered in the registration statement but shall not be issued until we are approved to trade on a public exchange.

(11)	George Navas is a principal of M.Y.G. Enterprises and has investment control over its shares of our common stock.
(12)	Gary Miskin is a principal of Questrade, Inc. and has investment control over its shares of our common stock.
(13)	Ralph Anderson is a principal of Rockaway Associates and has investment control over its shares of our common stock.
(14)	Elan Eisen is a principal of Record Storage and Retrieval Service Limited and has investment control over its shares of our common stock.
(15)	Leon Kurtz is a trustee of The Phineas Kurtz Family Foundation and has investment control over its shares of our common stock.
(16)	Adriana Vargas is a principal of Toryork Limited and has investment control over its shares of our common stock.
(17)	Wade Matsumoto is a principal of Prophet Trade and has investment control over its shares of our common stock.

To our knowledge, except as set forth above, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Mr. Kurtz is not a broker-dealer or affiliate of a broker-dealer.

The following shareholders, who purchased shares in our private placement offering, are related to Bennett Kurtz, our sole officer and director, as noted below:

1.	Allan and Devorah Gelkopf-Sister and brother in law
2.	Jeffrey Kurtz and Moshe Kurtz-brothers
3.	Dr. Jeremy Kurtz- Nephew
4.	Rickie Kurtz-Niece
5.	Bernard Papernick-father in law

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading,
•	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole director and executive officer of the Company is:

Name	Age	Position	Date Appointed

Bennett Kurtz	46	President, Chief Executive Officer, Chief Financial Officer	January 9, 2006

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years:

BENNETT KURTZ. Bennett Kurtz is currently President and CEO of Kurtz Financial Group, a corporate finance company offering a full range of consulting and investment banking services to companies seeking growth. In such capacity, Mr. Kurtz consults with company regarding financing and assisting private company in the process of going public. Mr. Kurtz was involved in an early stage private placement for Ezenet Inc., which later raised $51,000,000. Previously he administered and managed a comprehensive mortgage portfolio in excess of $125,000,000. He was responsible for underwriting and the syndication of mortgages to financial institutions and accredited investors. Mr Kurtz also was responsible for managing and growing a chain of retail hearing aid centers, which he later sold. Mr. Kurtz graduated from York University in 1983 with a BA degree in Administrative Studies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

The officer and director listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of our director. We have not compensated our director for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

Our officer and director has not filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Involvement in Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of November 21, 2006 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by our sole officer and director as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common	574667 Ontario Limited (2) 32 Prue Avenue Toronto, ON M6B 1R4	4,600,000	15.27%

Common	Itamar Cohen 3100 Steeles Ave. W. PH Concord, ON L4K-3R1	13,900,000	46.13%

Security Ownership of Management

Title of Class	Name and address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common	Bennett Kurtz(2) 32 Prue Avenue Toronto, Ontario M6B 1R4	4,600,000	15.27%

(1)	Based on 30,127,100 shares of our common stock outstanding.
(2)	574667 Ontario Limited is controlled by Bennett Kurtz and there Mr. Kurtz is deemed as the beneficial owner of these shares.

Changes in Control

There are no arrangements which may result in a change in control of us.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $.001 per share and 100,000,000 shares of preferred stock at a par value of $.001 per share. As of November 21, 2006, 30,127,100 shares of common stock were issued and outstanding. No shares of preferred stock are issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.
Preferred Stock

Preferred Stock

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time to issue the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock. Our Board of Directors has not issued any preferred stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Anti-Takeover Effect of Wyoming Law, Certain Charter and By-Law Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions have the following effects:

-	they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;

-
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

-	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals;

-
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company; and

-
they allow us to issue, without stockholder approval, up to 100,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well.

We are subject to the provisions of Section 203 of the Wyoming Corporation Law. In general, Section 203 prohibits a publicly held Wyoming corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP has been our legal counsel since inception.

The financial statements included in this prospectus and the registration statement have been audited S. W. Hatfield, CPA certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Wyoming Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Wyoming on January 9, 2006. On August 31, 2006, pursuant to the terms of a stock purchase agreement by and among us, 1254450, and the shareholders of 12554450 (“Shareholders”), we acquired all of the then issued and outstanding preferred and common shares of 1254450 for a total of $5,000 worth of our common stock to be issued at such time as our shares are approved for listing on a public market exchange. Pursuant to the agreement 1254450 became our wholly owned subsidiary.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the State of Wyoming on January 9, 2006. On August 31, 2006, pursuant to the terms of a stock purchase agreement by and among us, 1254450, and the shareholders of 12554450 (“Shareholders”), we acquired all of the then issued and outstanding preferred and common shares of 1254450 for a total of $5,000 worth of our common stock to be issued at such time as our shares are approved for listing on a public market exchange. Pursuant to the agreement 1254450 became our wholly owned subsidiary.

Business of Issuer

General

Through our wholly owned subsidiary, we plan to purchase or fund life policies of individuals. Our goal is to have a large number of policies under our administration. We expect to and to either sell or trade such policies at a profit or maintain the policies until maturity. We may also lend against individual or groups of policies and thereby earn an interest spread on the loaned funds.

Depending on the nature of the policyholder, we will provide one of two types of settlements. A “viatical settlement” is the sale of a life insurance policy by a terminally ill person to another party. By selling the policy, the insured (a viator) receives an immediate cash payment to use as he or she wishes. In this case, we take an ownership interest in the policy at a discount to its face value and receive the death benefit under the policy when the viator dies. A “life settlement” differs from a viatical settlement in that the insured is not terminally ill and focuses on healthy seniors. The life policy holder is typically 65 years of age or older, and has a life expectancy of ten years or less. Life settlements are an attractive transaction to persons who purchased life insurance for income protection or estate planning, but no longer need the insurance due to growth in their investment portfolios or other changes in life circumstances. Life settlements also appeal to persons who want to make immediate gifts to their beneficiaries. In these instances, the insured may feel the insurance is no longer needed. Since the market for viatical settlements has grown to include life expectancies that are often associated with life settlements and the age and medical condition of many life settlers gives them a life expectancy that is the same as many viators, the distinction between these two market segments has diminished and the markets have largely merged. We expect to target both terminally ill policyholders as well as non-terminally ill policyholders over the age of 65.

We are a developmental-stage company. We will require additional funds to implement our business plan. There is no assurance that we will be able to obtain additional funding through the sales of additional equity securities or that such funding, if available, will be obtained on terms favorable to or affordable by us.

Industry Analysis

We believe that life settlements are receiving significant attention from insurers whose policies are being transferred, from brokers and providers seeking financial gain from these transactions, and from lenders, mostly institutional, seeking to enhance their return by investing in viaticals and life settlements.

An insured whose life expectancy has deteriorated since policy issue is more attractive to a life settlement lender who is looking to minimize the wait to receive the policy death benefit. As a result of reviewing the insured’s medical records, the life settlement lender will have much more current information regarding the insured’s life expectancy that the insurer, which likely last reviewed the medical information when the policy was issued. However, at the present time, non-forfeiture regulations do not permit insurers to differentiate cash surrender values based on current life expectancy, creating the opportunity for life settlement providers to offer more for a policy, on a selective basis, than the insurer is able to pay.

The financial performance of a life settlement is driven by the relationship of the actual future lifetime of the insured after policy purchase and the expected future lifetime upon which the life settlement offer was calculated. The purchaser balances the present value of the death benefit, at an interest rate that provides it with an acceptable return for the risk being assumed, against the up-front payment for the policy, the amount of commissions, fees, and expenses required by the transaction, and the sum needed to fund continuing premium payments. Given that there is a reasonable distribution of the actual future lifespan of the insureds around what was expected at policy purchase, the life settlement Lender will realize a return from the transactions that is at least close to what was targeted. On some of the policies that were purchased, returns greater than what was assumed will be achieved, which balance out lower-than-expected returns on others.

However, when individuals seek to evaluate a life settlement offer against the ultimate value to be found from keeping the policy, they do not know the length of their future lifetime. For some of them, keeping the policy will provide a greater financial reward. For others, accepting the life settlement will produce a better outcome. This suggests that the position adopted by some industry observers that it is always better to retain the policy is not correct.

Compensation

As with many life insurance product trends, the financial interest of producers is a powerful factor. Sales trends develop as agents and brokers learn new ways to serve their clients, and generate income for themselves in the process. Life settlement transactions supply life agents and brokers with a new tool to serve clients, and provide additional sources of income for themselves. These include fees generated from the settlement itself, which can be substantial and new commission streams that result from additional policies funded with the proceeds of the life settlement transaction.

There are no externally imposed compensation standards that control what a life settlement broker, who arranges the sale of a policy, and the life agent or financial advisor, who brings the particular client to the transaction, might receive. However, a competitive market generally brings its own discipline, and typical compensation levels are evolving.

Value of the Death Benefit

The strongest industry reaction has been to focus the attention of policy owners who might be considering a life settlement on the value of the policy death benefit. Their argument suggests that the life policy is likely one of the insured’s most valuable assets. If a current need for capital or a concern for the cash flow necessary to maintain premium payments is motivating the settlement, they would suggest selling other assets before the life policy, or working out an arrangement with the beneficiary or another interested party to assist with premium payments.

In any analysis of a life settlement, factors particular to the current situation of the individual insured provide the foundation for the discussion. One key issue is balancing current wants/needs and future considerations. It can be as simple as deciding if the insured wants to take advantage of the policy values or is willing to let them accrue to a third party following his/her death. Risk tolerance is an issue, as is the factor used to equate a current settlement offer versus future policy values.

A simple model demonstrates that the value received by holding the policy will vary relative to the settlement offer made on the policy. Keeping the policy may be better, or it may provide less than the settlement offer. Unfortunately, at the time the offer is made, the insured does not know which alternative will apply.

Other Insurable Interest Issues

Other programs, often with insurable interest issues or arbitrage opportunities similar to life settlements, are included in a discussion of life settlements. These include LILAC (life insurance life annuity contracts) programs, non-recourse premium financing, and blocks of new policies purchased with a settlement transfer in mind. Each is likely to erode profitability for the insurers involved.

By notifying their distributors they are not interested in issuing such policies, and by establishing appropriate underwriting techniques to avoid issuing such policies, insurers should be able to minimize the negative impact.

Coverage Types

Individually sold life policies are the primary source of life settlement transactions. The initial purpose of the insurance was often to provide financial protection. In others, the initial beneficiary, often the spouse, has predeceased the insured. Absent a secondary purpose for the insurance, a life settlement may seem like a logical alternative.

Business insurance policies (buy-sell, keyman, etc.) can provide additional life settlement opportunities. Policies purchased to fund buy-sell programs may no longer be needed after one or more of the original owners have left the firm. Policies used to provide keyman coverage may become superfluous after the insured has retired or otherwise dropped out of active participation in the business.

Small and midsize executive benefit plans funded with life insurance contracts may be another group of likely targets for life settlements providers. This becomes more likely in situations where corporate operations are being restructured, such as following a sale or a bankruptcy, or where an infusion of cash is needed to address a pressing business issue. Self-administered plans, using individual rather than aggregate funding that do not maintain an ongoing relationship with the life agent or broker that sold the plan are more likely to be targets.

The potential reduction in the estate tax might make insurance purchased with that purpose in mind a likely target were it not for the fact that much of the life insurance purchased to fund estate taxes is owned by trusts. Working with a trustee is likely to introduce sufficient extra complication to the transaction to deter some life settlement providers. Others try to distinguish themselves by touting their ability to work with trustees.

Other business insurance programs where regulations, such as tax laws, have changed since the policies were purchased may also be likely candidates for life settlements. For example, many insureds are unsure of how to handle policies purchased under the old split-dollar rules, now that some of those rules have changed.

Target Market

Emerging demographic trends serve as a facilitator for growth in life settlement activity. The oldest members of the Baby Boomer generation are now approaching 60 years old. This is not yet old enough to fit within the target market profile of life settlement providers, currently focused on ages over 70. However, anticipation of the potential of the Baby Boomer generation as a source of policies available for settlement has motivated life settlement providers to refine their business model in order to be in position to take advantage of this emerging demographic phenomenon. Not only will the Boomers provide a substantial increase in the senior population, but also they may be more receptive to life settlements when their ages become more attractive to life settlement providers to the extent that the current promotion of life settlements makes this option more familiar to them.

Minimally funded UL (universal life) contracts are the primary target of life settlement providers. The low funding level generates only small cash surrender values, making it easier for the settlement offer to look attractive to the insured. In addition, the flexible funding aspect of a UL contract allows the provider to adjust its premium-payment pattern to take future interest rates into consideration, optimizing the provider’s return. Aggressively priced UL contracts provide additional potential gain, in that lower mortality and/or higher lapse assumptions used in policy pricing, maximizing the arbitrage. One drawback of minimally funded UL contracts is that they have little cash value available for paying ongoing mortality charges, which increase sharply as the insured ages.

Whole life contracts are not as attractive, although they are subject to some life settlements. They generally have a much higher cash surrender value, increasing the amount the Lender must pay and/or reducing the excess value that a life settlement broker is able to provide. They also have much less flexibility in the amount and timing of future premium payments.

VUL (variable universal life), to the extent that the policy has a fixed income option that produces returns comparable to what can be achieved with UL, can be attractive to life settlement providers. However, expense charges are normally higher than on UL, and, as a registered product, there is concern for the additional regulatory oversight. The VUL contract has the same flexibility in future premium payments that help to make UL the current product of choice. More settlements involving VUL are likely as fewer of the easier-to -settle UL policies remain available.

There is some life settlement activity on level-premium term products as well, although there are some additional hurdles that need to be addressed. Generally speaking, in order to avoid insureds who might live beyond the guaranteed period, life settlement providers will not be interested unless the remaining guaranteed period, life settlement providers will not be interested unless the remaining guarantee period on the term contract is at least twice as long as the estimated life expectancy of the insured. Convertible term policies, where policy provisions permit the term contract to be exchanged for a permanent policy, can be sold. However, the life settlement provider will need to examine the policy form to which the term policy can be converted, the future premium stream on that policy, and the control the insurer has in approving the conversion.

Finally, convertible group products, where the insured is allowed to convert the group insurance to an individual policy, may be available for life settlement, assuming the insured has control of the election to convert the coverage and the transfer to a third party. The life settlement provider will need to be comfortable with the same list of things as with convertible term.

Market Size

Market size is a difficult figure to quantify, but one of great importance to lenders considering participation in this market. There is no official source of the information and no independent third party to which life settlement providers report the volume of policies purchased.

Life settlement providers compete with one another and, therefore, there is a tendency to be optimistic when reporting results. In addition, there is an additional segment of the market that operates below the radar screen, dealing in private transactions that are rarely noticed. Complete and accurate historical data were not available when earlier estimates of market size were made and that data is still not easy to come by. At the November 2005 VLSAA (Viatical and Life Settlement Association of America) meeting, there was significant discussion of the concern for sizing the market, but no concrete proposal for a solution was forthcoming.

Lenders

Observers of the current situation in the life settlement market characterize it as lender capital chasing available policies - i.e., that there is more money currently available to fund policy purchases than there are available policies to be purchased. As such, and keeping the magnitude of the capital being invested in mind, it suggests just how far things have come since the late 1990s. Institutional Lenders, using a broad definition of that term that includes hedge funds, have replaced individuals and are a major factor of this evolution. Investment bankers are involved, including Deutsche Bank and UBS making investments from their own funds and facilitating the process for groups of other Lenders. Several major U.S. life insurers are also significant Lenders in life settlements, providing them with an opportunity to offset potential underwriting losses if their own policies are purchased with investment gains from the business they purchase.

Insured mortality, the driver of life settlement profitability, is perceived to be uncorrelated to other major drivers of investment return, such as economic conditions, interest rates, or equity market performance. Historically, the high and uncorrelated returns that have been available have attracted a surfeit of capital. Closed-end German investment funds are reported to be the largest group of Lenders in U.S. life settlements. German interest has been driven, in large part, by the favorable tax treatment participants receive on life insurance investments. The tax regulations changed in midyear 2005 and even though the German funds have tried to use leverage to offset the higher taxes, the volume of new investment has dropped off.

In October 2005, the Financial Accounting Standards Board clarified the accounting treatment of life settlement transactions. Historically, life settlement Lenders had been required to value policies purchased using their cash surrender value. Because the policies are purchased for amounts in excess of surrender value, often several times the surrender value, this caused the purchaser to report a loss at the time of purchase. New accounting guidance permits the use of either an investment method or the fair value of the purchased policy. This is likely to open the market to additional institutions (trusts and pension funds, for example) that have been kept on the sidelines by internal investment restrictions.

Institutional Lenders and the more rigid management routines they bring are perceived to be good for the life settlement market. Because the identity of insureds is often not revealed to the Lender, participants can have less concern for their own privacy and that some individual may profit from their death.

Securitization is a potentially important aspect of institutional Lender participation. “Death bonds,” as they have been referred to pejoratively, are asset-backed securities, with the death benefit from purchased life insurance policies as the revenue stream. Several securitizations of the life settlements have been attempted, with limited success to date. Getting credit reporting agencies to understand these bonds, buy into the underlying underwriting and pricing of the risks, and assign ratings to them is one hurtle. Completing the funding for the transaction on a timely basis is an additional concern. Dignity Partners completed a securitization of viatical policies in 1995, a life settlement institutional sources of capital, which helps by bringing additional legitimacy to this maturing marketplace.

Life settlements are on the radar screen of many institutional Lenders. Those include major investment banks (including Deutsche Bank and UBS), with a mix if investments for their own account and the coordination of third - party investments. Hedge funds of various sizes and nationalities, and a number of major life insurers. (AIG is the largest insurer investing in the U.S. market), are other sources of life settlement capital. Faced with an uncertain economy and low interest rates, at least at the long - term end of the spectrum, investing in life settlements presents an attractive alternative.

The timing of the actual versus expected mortality is the major driver of returns on life settlement investments. This differs from the profitability to the insurer of the product itself, where the investment return on the assets underlying the product is a major determinant. The life settlement Lender receives the policy proceeds at the death of the insured, and recovers the amount advanced to fund the life settlement. The return on the amount invested will vary depending on the timing of the actual death relative to what had been assumed in determining the amount to pay for the policy. Because fluctuations in actual versus expected mortality are not related to other measures of economic activity, life settlements provide uncorrelated returns to Lenders.

Historically, 15% annual returns, or higher, were commonplace on life settlement investments. Increasing competition has caused returns to drop somewhat. Our research suggests that 12% is common as of November 2005, but that some transactions priced to yield less than that. By adjusting the amount of the settlement payment for a given estimated life expectancy, the life settlement Lender can select the expected return on its investment, constrained, of course, by current marketplace conditions.

Life settlements, priced to yield 10% or 12% returns, are quite attractive when compared with the 5.25% yields currently available on A-rated 10-year corporate bonds. The likelihood that the actual return on a life settlement would drop to this level is small. For the return on a transaction with a seven-year life expectancy, priced to yield 12%, to drop to 5.25%, the insured would have to live for almost 13 years, which has a probability of approximately 15%.

Employees

We currently have no employees other than Bennett Kurtz, our sole officer and director.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained in this quarterly filing, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this prospectus and investors are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Fourth Quarter 2006:

We will continue to make relationships with Insurance Brokers and their clients to seek out opportunistic policies and life settlements situations available. We will attempt to raise additional financing for working capital and to marketing efforts. We will also seek investment partners in order to raise the necessary funds to acquire existing policies. Such partners include banks, hedge funds, investment funds and sophisticated investors.

First Quarter 2007:

We will prepare advertisements and information material to disseminate to our network of brokers with the intention of ramping up purchases of policies. With funds obtained from banks and investment funds we will be in a position to purchase and administer 20 - 30 policies.

Second Quarter 2007

The addition of a stronger infrastructure will be required and we intend to hire management personnel and support staff. This will enable us to segregate work responsibilities and meet the ongoing growth of the business. We will be in a position to handle different territories both in Canada and the United States.

Third Quarter 2007

Additional financings will be available to us through our relationships and performance. This will enable us to continue with our growth plans. The internal organization will be reviewed to see that it can handle the influx of new business. The administration of the policies will be pertinent and we will have to determine if we have sufficient staff to handle this responsibility. We will review in depth the success of purchasing of policies and initiating new policies. Upon review it will be determined if dividends can be paid to shareholders or if funds should be used to further purchase policies.

The management team will be strengthened, if need be, to ensure that shareholder value is maximized and the business plan is being implemented properly.

Capital Resources and Liquidity

At August 31, 2006, we had working capital of approximately $102,025. It is the intent of management and significant stockholders, if necessary, to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding. Should this pledge fail to provide financing, we have not identified any alternative sources.

As set forth in the notes to the financial statements, our independent auditors have expressed substantial doubt about our ability to continue as a going concern because we have no viable operations or significant assets and we are dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity,

We are still in the process of developing and implementing its business plan and raising additional capital. As such, we are considered to be a development stage company. Management believes that actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for us to continue as a going concern.

Off-Balance Sheet Arrangements

None.

DESCRIPTION OF PROPERTY

We currently operate our business from our corporate headquarters located at 160 Tycos Drive, Unit #12, Toronto, Ontario, Canada M6B 1W8. We are currently being provided with space at this location by Adir Accessories Ltd. which is owned by the brother of Bennett Kurtz. We rent such space on a month to month basis and we do not pay rent for this property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bennett Kurtz, our sole officer, director and founder is deemed to be our promoter. We were formed on January 9, 2006 and 4,600,000 shares were issued to 574667 Ontario Limited is controlled by Bennett Kurtz. Other than the share issuance set forth herein there have been no other transactions with our promoters.

We currently operate our business from our corporate headquarters located at 160 Tycos Drive, Unit #12, Toronto, Ontario, Canada M6B 1W8. We are currently being provided with space at this location by Adir Accessories Ltd. which is owned by the brother of Bennett Kurtz. We rent such space on a month to month basis and we do not pay rent for this property.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144
As of November 21, 2006, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of November 21, 2006, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons

Holders of Our Common Stock

As of November 21, 2006, we had approximately 81 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of August 31, 2006

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation paid by us from inception to August 31, 2006 to all individuals acting in all capacities for the accounts of the Chief Executive Officer (CEO) and Chief Financial Officer (CFO).
Summary Compensation Table

		ANNUAL COMPENSATION	LONG-TERM COMPENSATION
Name	Year	Salary	Restricted Stock Awards ($)
Bennett Kurtz President, Chief Executive Officer	2006	0	4,600,000 shares

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through August 31, 2006.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during fiscal year ending December 31, 2005, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

FINANCIAL STATEMENTS

The required financial statements begin on page F-1 of this document

MAXLIFE FUND CORP. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

31 AUGUST 2006

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheet	2
Consolidated Statement of Loss and Comprehensive Loss	3
Consolidated Statement of Stockholders' Deficit	4
Consolidated Statement of Cash Flows	5
Notes to the Consolidated Financial Statements	6 - 14

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MaxLife Fund Corp.

We have audited the accompanying consolidated balance sheet of MaxLife Fund Corp. and Subsidiary (A Development Stage Company) as of 31 August 2006 and the related consolidated statements of loss, stockholders' equity and cash flows for the period from the date of inception (9 January 2006) to 31 August 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MaxLife Fund Corp. and Subsidiary (A Development Stage Company) as of 31 August 2006, and the results of its operations for the period from the date of inception (9 January 2006) to 31 August 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has significant operating losses, is in the development stage with no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since the accompanying consolidated financial statements have not been prepared and audited in accordance with generally accepted accounting principles and standards in Canada, they may not satisfy the reporting requirements of Canadian statutes and regulations.

"Walker & Company"

Markham, CanadaChartered Accountants
19 September 2006Professional Corporation

CONSOLIDATED BALANCE SHEET

AS AT 31 AUGUST 2006

(Expressed in United States Dollars)

	Note
ASSETS
Current Assets
Cash		$102,025
Long Term Assets
Insurance policy	5	23,028
Goodwill		35,269
Total Long Term Assets		58,297
Total Assets		$160,322

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities		$8,964
Advances from shareholder	6	41,594
Total Liabilities		50,558

Stockholders' Equity
Capital stock	7	30,127
Additional paid in capital		131,973
Accumulated comprehensive loss		(5,842)
Accumulated deficit		(46,494)
Total Stockholders' Equity		109,764
Total Liabilities and Stockholders' Equity		$160,322

The accompanying notes are an integral part of these financial statements.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

STATEMENT OF LOSS AND COMPREHENSIVE LOSS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

EXPENSES
Office and general	$36,000
Professional fees	10,208
Interest and bank charges	286
TOTAL OPERATING EXPENSES	46,494
NET LOSS	(46,494)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(2,316)
COMPREHENSIVE LOSS	$(48,810)
LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$0.00
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	30,000,000

The accompanying notes are an integral part of these financial statements.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

MAXLIFE FUND CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

	Common Stock			Accumulated Other		Total
	Shares	Amount	Additional Paid In Capital	Comprehensive Loss	Accumulated Deficit	Stockholders' Equity
I Issuance of common stock at inception	30,000,000	$30,000	$-	$-	$-	$30,000
I Issuance of common stock for cash	116,100	116	115,984	-	-	116,100
I Issuance of common stock for services	11,000	11	10,989	-	-	11,000
Acquisition of 1254450 Ontario Ltd.	-	-	5,000	-	-	5,000
Foreign currency translation	-	-	-	(5,842)	-	(5,842)
Net loss	-	-	-	-	(46,494)	(46,494)
Balance, 31 August 2006	30,127,100	$30,127	$131,973	$(5,842)	$(46,494)	$109,764

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(46,494)
Adjustments to reconcile net income to net cash provided by operating activities:
Equity issued to acquire 1255450 Ontario Limited	5,000
Issuance of common stock for services	11,000
Issuance of common stock at inception	30,000

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	4,000

CASH PROVIDED BY OPERATING ACTIVITIES	3,506

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of 1255450 Ontario Limited	(21,739)

CASH FLOWS USED IN INVESTING ACTIVITIES	(21,739)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from shareholder	10,000
Issuance of common stock	116,100

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	126,100

EFFECT OF FOREIGN CURRENCY TRANSLATION	(5,842)

NET INCREASE IN CASH	102,025

CASH, END OF YEAR	$102,025

The accompanying notes are an integral part of these financial statements.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

1.  NATURE OF OPERATIONS

MaxLife Fund Corp. (the "Company") was incorporated on 9 January 2006 under the laws of the State of Wyoming.

The Company intends to commence operations in the near future, where they plan to seek, acquire, fund and manage the life insurance policies of individuals. The Company will either hold these policies until maturity or market the policies for sale at an earlier date.

2.  ORGANIZATION

On 31 August 2006, the Company acquired 100% of the issued and outstanding common shares of 1254450 Ontario Ltd. ("1254450") an Ontario, Canada corporation for a purchase price of $25,000 Canadian ($21,739 US) in cash and common shares equal to $5,000 US. The parties agreed to defer the issuance of the common shares until the Company becomes listed on a public market exchange, at which time the shareholders of 1254450 will be issued that number of common shares that have a cash value of $5,000 US. In addition, the shareholders of 1254450 transferred the amounts due to them by 1254450 to the Company.

The purchase price was allocated as follows:

Consideration Exchanged:

Cash	$21,739
Convertible debenture	5,000
$26,739

Assets acquired:

Liabilities assumed	$(31,558)
Estimated fair value of tangible assets acquired	23,028
Goodwill	35,269
$26,739

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

3.  GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern.

The Company's ability to continue as a going concern is contingent upon its ability to obtain the financing and strategic alliances necessary to attain profitable operations. Management is pursuing various sources of financing and intends to raise further equity financing through a private placement with a private group of investors in the near future.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result from the possible inability of the Company to continue as a going concern.

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Presented below are those policies considered particularly significant:

Fair Value of Financial Instruments

The carrying value of the Company's notes receivables, advances and accounts payable approximates fair value because of the short-term maturity of these instruments.

Foreign Translation Adjustment

The accounts of the Company were translated into United States dollars in accordance with the provisions of Financial Accounting Standards Board Statement No. 52, Foreign Currency Translation ("SFAS 52"). In accordance with the provisions of SFAS No. 52, transaction gains and losses on these assets and liabilities are included in the determination of income for the relevant periods. Adjustments resulting from the translation of the financial statements from their functional currencies to United States dollars are accumulated as a separate component of accumulated other comprehensive income and have not been included in the determination of income for the relevant periods.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to SFAS No. 128, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the period ended 31 August 2006.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Intangible Assets

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the tangible and intangible assets acquired, less liabilities assumed, based on fair values.

The Company accounts for purchased goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and any other intangibles deemed to have indefinite lives are not subject to amortization; however, goodwill is subject to an assessment for impairment, which must be performed at least annually, or more frequently if events or circumstances indicate that goodwill or other indefinite lived intangibles might be impaired.

The Company tested goodwill for impairment at 31 August 2006 and because the estimated fair value of each of the Company’s reporting units exceeded its carrying amount, management determined that no impairment existed.

Comprehensive Income

The Company adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income is presented in the statements of changes in stockholders' equity, and consists of net loss and unrealised gains (losses) on available for sale marketable securities; foreign currency translation adjustments and changes in market value of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS 87. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity. This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments: (1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The Company adopted SFAS No. 150 during the period ended 31 August 2006. The adoption of SFAS No. 150 did not have a material impact on the financial position or results of operations of the Company.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, Inventory Pricing. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4 to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” which was the criterion specified in ARB No. 43. In addition, this statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. The Company adopted this pronouncement on 9 January 2006 and does not expect the adoption to have a material impact on the financial condition or results of operations for current or future periods.

In December 2004, the FASB issued SFAS 123(R), Share-Based Payment. SFAS 123(R) amends SFAS 123 and APB No. 25. SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after 15 December 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after 15 June 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after 15 December 2005. As discussed above, the Company adopted the fair value based method of accounting for stock-based employee compensation for stock options and other stock-based awards granted to employees. As the Company has adopted the fair value based method of accounting for stock-based employee compensation, management does not expect the adoption of this new standard to have a significant impact on the results of operations or financial position.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued SFAS 153, Exchanges of Non Monetary Assets, an amendment to Opinion No. 29, Accounting for Non Monetary Transactions. Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non monetary asset exchanges occurring in periods beginning after 15 June 2005. Earlier application is permitted. Management does not expect adoption of SFAS 153 to have a material impact on the Company’s financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principles, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after 15 December 2005. The Company is evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

5.  INSURANCE POLICY AND NOTE RECEIVABLE

On 30 September 2003, 1254450 paid $55,000 Canadian for an assignment of a note receivable due from Canadian Life Line Limited, a Nova Scotia, Canada corporation (the "Borrower"). The original loan agreement between the Borrower and its lender was in the amount of $218,730 Canadian and was dated 3 April 2000. The Borrower provided a general security agreement over all of the assets of Canadian Life Line Limited which included the rights and interest rightfully due to the Borrower pursuant to certain life insurance policies of which the Borrower was the beneficiary. At the date of assignment of the debt to 1254450, Canadian Life Line had paid $17,380 of the note payable and the remaining amount due was $660,000, including accrued interest. The only remaining tangible asset of the Borrower from 30 September 2003 to 31 May 2006 was the rights to the proceeds of an insurance policy with a face amount of $50,000 Canadian.

When 1254450 purchased the assignment of this note from the original lender, 1254450 also settled the outstanding balance due to the lender. As Canadian Life Line is controlled by the shareholder of 1254450 Ontario Limited, the purchase has been accounted for as a related party transaction. Accordingly, the value of the note receivable has been recorded at the present value of the proceeds of the remaining policy, being the only asset remaining in Canadian Life Line. Based on an independent actuarial valuation prepared on 17 December 2003, the present value was determined to be $25,300 Canadian using a 6% discount rate. The remaining $29,700 Canadian has been recorded as a shareholder transaction.

On 27 June 2006, 1254450 released Canadian Life Line of the general security agreement described above. The insured individual of the remaining policy for which Canadian Life Line owned, concurrently changed the policy to name 1254450 Ontario Limited as the irrevocable beneficiary. In addition, 1254450 gave up any further rights to the note receivable and currently holds only the aforementioned insurance policy. Included in the insurance policy as at 31 August 2006 is $4,010 in accrued interest income.

6.  ADVANCES FROM SHAREHOLDER

The advances from the shareholder, transferred as described in note 2, are non-interest bearing, unsecured and have no specific terms of repayment. The carrying value of the advances approximates the market value due to the short-term maturity of the financial instruments.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

7.  CAPITAL STOCK
Authorized
200,000,000	common stock, par value of $0.001
100,000,000	preferred stock, par value of $0.001

Issued
30,127,100	common stock	$30,127

On 9 January 2006, the Company issued 30,000,000 common stock to the founders of the corporation at the par value of $0.001 each.

On 31 August 2006, the Company completed a private placement of 116,100 common stock, with a par value of $0.001 at a price of $1.00 each.

On 31 August 2006, the Company issued 11,000 common stock to various individuals for legal and investor relation services rendered. The shares issued were valued at their fair market value of $1.00 which is the amount that would have been received if the shares had been issued for cash. Management believes that the fair market value of the services received approximates this value.

8.  SUPPLEMENTAL CASH FLOW INFORMATION

During the period ended 31 August 2006, there were no interest or taxes paid by the Company.

As partial consideration for the acquisition of 1254450, the Company has agreed to issue shares equal to $5,000 to the former shareholders of 1254450, once the Company becomes listed on a public market excahnge.

On 31 August 2006, the Company issued 11,000 common stock to various individuals for legal and investor relation services rendered valued at $11,000.

MAXLIFE FUND CORP. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM THE DATE OF INCEPTION (9 JANUARY 2006) TO 31 AUGUST 2006

(Expressed in United States Dollars)

9. INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

As at 31 August 2006, there were no differences between financial reporting and tax bases of assets and liabilities. The Company has tax losses available to be applied against future years income as a result of the losses incurred since inception. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

10. RELATED PARTY TRANSACTIONS

On 30 September 2003, 1254450 paid $55,000 Canadian for an assignment of a note receivable due from Canadian Life Line, a Nova Scotia, Canada corporation. As Canadian Life Line is controlled by the shareholder of 1254450 Ontario Limited, the purchase has been accounted for as a related party transaction. Accordingly, the value of the note receivable was recorded at the present value of the proceeds of the remaining policy, being the only asset remaining in Canadian Life Line. Based on an independent actuarial valuation prepared on 17 December 2003, the present value was determined to be $25,300 Canadian using a 6% discount rate. The remaining $29,700 Canadian was recorded as a shareholder transaction.

11. CONTINGENT LIABILITY

The Company is contingently liable for the payment of the premiums due on the insurance policy as described in Note 5. Although the individual beneficiary is responsible for these payments, if they are not paid when they fall due, the Company must pay these premiums, on the insured's behalf, within a 30 day grace period or the policy would lapse. As of 31 August 2006, the policies premiums were up to date and the policy was in good standing.

1254450 ONTARIO LTD.

FINANCIAL STATEMENTS

31 AUGUST 2006 AND 2005

1254450 ONTARIO LTD.

31 AUGUST 2006 AND 2005

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS
Balance Sheets	2
Statements of Loss and Comprehensive Loss	3
Statements of Stockholders' Deficit	4
Notes to the Financial Statements	5 - 11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
1254450 Ontario Ltd.

We have audited the accompanying balance sheet of 1254450 Ontario Ltd. (an Ontario, Canada corporation) as of 31 August 2006 and 2005 and the related statements of income and stockholders' deficit for the years' ended 31 August 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1254450 Ontario Ltd. at 31 August 2006 and 2005, and the results of its operations for the years ended 31 August 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses, negative working capital and total capital deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since the accompanying financial statements have not been prepared and audited in accordance with generally accepted accounting principles and standards in Canada, they may not satisfy the reporting requirements of Canadian statutes and regulations.

"Walker & Company"

Markham, Canada                                                                                                                                                           Chartered Accountants
25 July 2006                                                                                                                                                            Professional Corporation

F-1

1254450 ONTARIO LTD.

BALANCE SHEETS

AS AT 31 AUGUST

(Expressed in United States Dollars)

	Note	2006	2005
ASSETS
Long Term Assets
Note receivable	5	$-	$21,380
Insurance policy	5	23,028	-
Total Long Term Assets		23,028	21,380
Total Assets		$23,028	$21,380
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Bank indebtedness		$19	$-
Accounts payable and accrued liabilities		4,963	2,938
Advances from shareholder	6	-	29,388
Advances from parent company	7	31,594	-
Total Liabilities		36,576	32,326
Stockholders' Deficit
Capital stock	8	7	7
Accumulated comprehensive loss		(5,842)	(3,526)
Accumulated deficit		(7,713)	(7,427)
Total Stockholders' Deficit		(13,548)	(10,946)
Total Liabilities and Stockholders' Deficit		$23,028	$21,380

The accompanying notes are an integral part of these financial statements.

F-2

1254450 ONTARIO LTD.

STATEMENTS OF LOSS AND COMPREHENSIVE INCOME

FOR THE YEARS' ENDED 31 AUGUST

(Expressed in United States Dollars)

	2006	2005

INTEREST INCOME	$1,475	$1,233
EXPENSES
Professional fees	1,761	2,842
TOTAL OPERATING EXPENSES	1,761	2,842
NET LOSS	(286)	(1,609)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(2,316)	(2,853)
COMPREHENSIVE LOSS	$(2,602)	(4,462)
LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$(2.86)	$(16.09)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	100	100

The accompanying notes are an integral part of these financial statements.

F-3

1254450 ONTARIO LTD.

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS' ENDED 31 AUGUST 2006 AND 2005

(Expressed in United States Dollars)

	Shares	Common Stock	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Deficit
Balance, 1 September 2004	100	$7	$(673)	$(5,818)	$(6,484)
Foreign currency translation	-	-	(2,853)	-	(2,853)
Net loss	-	-	-	(1,609)	(1,609)
Balance, 31 August 2005	100	7	(3,526)	(7,427)	(10,946)
Foreign currency translation	-	-	(2,316)	-	(2,316)
Net loss	-	-	-	(286)	(286)
Balance, 31 August 2006	100	$7	$(5,842)	$(7,713)	$(13,548)

The accompanying notes are an integral part of these financial statements.

F-4

1254450 ONTARIO LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS' ENDED 31 AUGUST 2006 AND 2005

(Expressed in United States Dollars)

1.  NATURE OF OPERATIONS

1254450 Ontario Ltd. (the "Company") was incorporated on 9 September 1997 in the Province of Ontario under the Ontario Business Corporations Act.

The Company intends to commence operations in the near future, where they plan to seek, acquire, fund and manage the life insurance policies of individuals . The Company will either hold these policies until maturity or market the policies for sale at an earlier date. On 27 June 2006 the Company exchanged the note receivable for the rights to an insurance policy, being the first investment under the Company's new line of business.

2.  ORGANIZATION

On 31 August 2006, the Company was acquired by MaxLife Fund Corp. ("MaxLife"), a Wyoming corporation. Maxlife acquired 100% of the issued and outstanding common shares of the Company for a purchase price of $30,000. The consideration was paid in cash of $25,000 and a convertible debenture in the amount of $5,000, which is convertible at the option of the holder at anytime after 1 March 2007 into shares equal to a 5% discount to the market price on the date of exercise. In addition, the shareholders of the Company transferred the amounts due to them by the Company to Maxlife.

3. GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern.

The Company's ability to continue as a going concern is contingent upon its ability to obtain the financing and strategic alliances necessary to attain profitable operations. Management is pursuing various sources of financing and intends to raise equity financing through a private placement with a private group of investors in the near future.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-5

1254450 ONTARIO LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS' ENDED 31 AUGUST 2006 AND 2005

(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Presented below are those policies considered particularly significant:

Fair Value of Financial Instruments

The carrying value of the Company's notes receivables, advances and accounts payable approximates fair value because of the short-term maturity of these instruments.

Foreign Translation Adjustment

The accounts of the Company were translated into United States dollars in accordance with the provisions of Financial Accounting Standards Board Statement No. 52, Foreign Currency Translation ("SFAS 52"). In accordance with the provisions of SFAS No. 52, transaction gains and losses on these assets and liabilities are included in the determination of income for the relevant periods. Adjustments resulting from the translation of the financial statements from their functional currencies to United States dollars are accumulated as a separate component of accumulated other comprehensive income and have not been included in the determination of income for the relevant periods.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

F-6

1254450 ONTARIO LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS' ENDED 31 AUGUST 2006 AND 2005

(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to SFAS No. 128, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the period ended 31 August 2006.

Comprehensive Income

The Company adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income is presented in the statements of changes in stockholders' equity, and consists of net loss and unrealised gains (losses) on available for sale marketable securities; foreign currency translation adjustments and changes in market value of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS 87. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity. This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments: (1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The Company adopted SFAS No. 150 during the year ended 31 December 2004. The adoption of SFAS No. 150 did not have a material impact on the financial position or results of operations of the Company.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, Inventory Pricing. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4 to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” which was the criterion specified in ARB No. 43. In addition, this statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. The Company adopted this pronouncement on 1 January 2005 and does not expect the adoption to have a material impact on the financial condition or results of operations for current or future periods.

F-7

1254450 ONTARIO LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS' ENDED 31 AUGUST 2006 AND 2005

(Expressed in United States Dollars)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued SFAS 123(R), Share-Based Payment. SFAS 123(R) amends SFAS 123 and APB No. 25. SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after 15 December 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after 15 June 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after 15 December 2005. As discussed above, the Company adopted the fair value based method of accounting for stock-based employee compensation for stock options and other stock-based awards granted to employees. As the Company has adopted the fair value based method of accounting for stock-based employee compensation, management does not expect the adoption of this new standard to have a significant impact on the results of operations or financial position.

In December 2004, the FASB issued SFAS 153, Exchanges of Non Monetary Assets, an amendment to Opinion No. 29, Accounting for Non Monetary Transactions. Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non monetary asset exchanges occurring in periods beginning after 15 June 2005. Earlier application is permitted. Management does not expect adoption of SFAS 153 to have a material impact on the Company’s financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after 15 December 2005. The Company is evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

F-8

1254450 ONTARIO LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS' ENDED 31 AUGUST 2006 AND 2005

(Expressed in United States Dollars)

5.  INSURANCE POLICY AND NOTE RECEIVABLE

On 30 September 2003 the Company paid $55,000 Canadian for an assignment of a note receivable due from Canadian Life Line, a Nova Scotia, Canada corporation (the "Borrower"). The original loan agreement between the Borrower and its lender was in the amount of $218,730 Canadian and was dated 3 April 2000. The Borrower provided a general security agreement over all of the assets of the company which included the rights and interest rightfully due to the Borrower pursuant to certain life insurance policies of which the Borrower was the beneficiary. At the date of assignment of the debt to the Company, Canadian Life Line had paid $17,380 of the note payable and the remaining amount due was $660,000, including accrued interest. The only remaining tangible asset of the Borrower from 30 September 2003 to 31 May 2006 was the rights to the proceeds of an insurance policy with a face amount of $50,000 Canadian.

When the Company purchased assignment of this note from the original lender, the Company also settled the outstanding balance due to the lender. As Canadian Life Line is controlled by the shareholder of 1254450 Ontario Limited, the purchase has been accounted for as a related party transaction. Accordingly, the value of the note receivable has been recorded at the present value of the proceeds of the remaining policy, being the only asset remaining in Canadian Life Line. Based on an independent actuarial valuation prepared on 17 December 2003, the present value was determined to be $25,300 Canadian using a 6% discount rate. The remaining $29,700 Canadian has been recorded as a shareholder transaction.

On 27 June 2006 the Company released Canadian Life Line of the general security agreement described above. The insured individual, of the remaining policy for which Canadian Life Line owned, concurrently changed the policy to name 1254450 Ontario Limited as the irrevocable beneficiary. In addition, the Company gave up any further rights to the note receivable and currently holds only the aforementioned insurance policy.

The income statement for the year ended 31 August 2006 includes interest income on the insurance policy in the amount of $1,647 (2005 - $1,336) and included in the insurance policy is $4,010 (2005 - $2,363) in accrued interest income.

6.  ADVANCES FROM SHAREHOLDER

The advances from a shareholder of the Company, to facilitate the payment of debts, are non-interest bearing, unsecured and have no specific terms of repayment. The carrying value of the advances approximates the market value due to the short-term maturity of the financial instruments.

7.  ADVANCES FROM PARENT COMPANY

The advances from the parent company, transferred as described in note 2, are non-interest bearing, unsecured and have no specific terms of repayment. The carrying value of the advances approximates the market value due to the short-term maturity of the financial instruments.

F-9

1254450 ONTARIO LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS' ENDED 31 AUGUST 2006 AND 2005

(Expressed in United States Dollars)

8.  CAPITAL STOCK
Authorized
Unlimited	common stock
Unlimited	class A special shares
Unlimited	class B special shares
Unlimited	class C special shares

		2006	2005
Issued
10	common stock	$7	$7

9.  SUPPLEMENTAL CASH FLOW INFORMATION

During the period ended 31 August 2006 there were no interest or taxes paid by the Company.

In August 2006 the Company opened operating bank accounts which remained inactive at year end. A cash flow statement has not been presented as it is not considered useful.

10. INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

As at 31 August 2006, there were no differences between financial reporting and tax bases of assets and liabilities. The Company has tax losses available to be applied against future years income as a result of the losses incurred since inception. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

F-10

1254450 ONTARIO LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS' ENDED 31 AUGUST 2006 AND 2005

(Expressed in United States Dollars)

11. RELATED PARTY TRANSACTIONS

On 30 September 2003 the Company paid $55,000 Canadian for an assignment of a note receivable due from Canadian Life Line, a Nova Scotia, Canada corporation. As Canadian Life Line is controlled by the shareholder of 1254450 Ontario Limited, the purchase has been accounted for as a related party transaction. Accordingly, the value of the note receivable has been recorded at the present value of the proceeds of the remaining policy, being the only asset remaining in Canadian Life Line. Based on an independent actuarial valuation prepared on 17 December 2003, the present value was determined to be $25,300 Canadian using a 6% discount rate. The remaining $29,700 Canadian has been recorded as a shareholder transaction.

12. CONTINGENT LIABILITY

The Company is contingently liable for the payment of the premiums due on the insurance policy as described in Note 5. Although the individual beneficiary is responsible for these payments, if they are not paid when they fall due, the Company must pay these premiums, on the insured's behalf, within a 30 day grace period or the policy would lapse. As of 31 August 2006, the policies premiums were up to date and the policy was in good standing.

F-11

MAXLIFE FUND CORP.

6,956,100 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Business Corporation Law of the State of Wyoming provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the WBCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee		$819
Transfer Agent Fees (1)	$
Accounting fees and expenses (1)		$10,000
Legal fees and expenses (1)		$20,000
Total(1)		$30,819

(1) Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On January 9, 2006, we issued a total of 30,000,000 shares of our common stock to 12 shareholders for founders services rendered to us valued at $.001 per share. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth a list of these shareholders:

Shareholder	Common Shares
574667 Ontario Limited	4,600,000
974257 Ontario Inc. -	1,200,000
Anidjar, Miriam -	950,000
Cohen, Itamar -	13,900,000
Cohen, Maital -	1,100,000
Fifth Avenue Holdings Limited -	1,450,000
Forest Hill Limited -	1,400,000
Hoschander, Yehudah -	600,000
Papernick, Bernard -	900,000
The Phineas Kurtz Family Foundation	1,250,000
Taxon, Iris -	1,300,000
Toryork Limited	1,400,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In August 2006 we completed a Regulation D, Rule 506 Offering in which we issued a total of 116,100 shares of our common stock in exchange for cash consideration to sixty-six (66) shareholders at a price per share of $1.00 for an aggregate offering price of $116,100. Of the investors, fifty-one (51) were accredited and seventeen (17) were sophisticated. The following sets forth the identity of the persons to whom we sold these shares and the amount of shares for each shareholder:

Shareholder	Common Shares
Anbe, Matthew S.	100
Anderson / In Trust, Brian M.	2,000
Anderson Jr., Ralph J.	2,000
Anidjar, David	2,500
Anidjar, Roly	2,500
Anidjar, Sammy	2,500
Aron, Ran	1,000
Athenium Capital Corp	5,000
Barsky, Dennis	100
Barsky, LaDonna	100
Benbassat Dentistry Professional Corporation	5,000
Canadian Endernational	500
Casselman, Neil	5,000
Cohen, Liran	100
D'Agostino, Beatrice	200
D'Agostino, Dominick	500
Danieli, Nissan	5,000
Debrebud Capital Corp	5,000

Direct Access Software, LLC	500
Domenico / In Trust, Brad Louis	2,000
Eisen, Elan	100
Gallo, Anna	5,000
Gallo, Connie	3,000
Gallo, Diego	5,000
Gallo, George	5,000
Gallo, Joe	3,000
Gallo, Nadia	3,000
Gallo, Viviana	3,000
Gelkopf, Allan & Devorah	2,000
Gentile, Antonietta	100
Goldberg, Allan	1,000
Grinfeld, Ghitel	500
Igarashi, Clyde D.	100
Jacob, Rachel	500
Kartsev, Sergey	100
Kurtz, Dr. Jeremy	250
Kurtz, Jeffrey	100
Kurtz, Moshe	5,000
Kurtz, Rickie	250
Lewin, Lana	2,000
Litvak, Tatyana	100
M.Y.G. Enterprises	5,000
Malca, Tomes	5,000
Manneh, Zuhair	500
Matsumoto, Wade	100
McBride, Jennifer	200
Occhipinti, Laura	3,000
Pietraniello, Michael	100
Questrade, Inc.	5,000
Rabizada, Danny	1,000
Rafaeli, Benjamin	500
Rafaeli, Eivon	500
Rockaway Associates LP	2,000
RSRS	200
Rubenstein, David	1,000
Santarelli, Adam	200
Santarelli, Patrice	200
Santarelli, Richard	200
Santarelli, Virginia	200
Sato, Ryan P.	100
Shapiro, Annette	100
Spratley, Jennifer	100
Trader, Prophet	100
Vogiatzis, Dimitrios Jim	100
Wilson, Michael	5,000
Wilson, Norine	5,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.In accordance with Section 230.506 (b) (1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
Each investor received a copy of our private placement memorandum and completed a questionnaire to confirm that they were either “accredited” or “sophisticated” investors as defined in Rule 501 of Regulation D. Of the 8 subscribers, 6 were “accredited investors” and 2 were “sophisticated investors.” Each sophisticated investor completed a questionnaire confirming that such investor has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment.

(C)	Our management was available to answer any questions by prospective purchasers;

(D)	Shares issued in connection with in this offering were restricted under Rule 4(2) and certificates indicating ownership of such shares bore the appropriate legend.

All shares purchased in the Regulation D Rule 506 offering completed in May 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933.

On August 31, 2006, we issued a total of 11,000 shares of our common stock to four shareholders for services rendered to us valued at $1.00 per share. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth a list of these shareholders:

Shareholder	Common Shares
Anslow & Jaclin, LLP	3,000
Shelley Gold	6,000
Sherwin Shapiro	2,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation and Amendment*
3.2	By-Laws
10.1	Agreement for Acquisition of 1254450 Ontario Ltd.
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Walker & Company
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A)	RULE 415 OFFERING: UNDERTAKING PURSUANT TO ITEM 512(A) OF REGULATION S-B

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(d)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(B)	REQUEST FOR ACCELERATION OF EFFECTIVE DATE: UNDERTAKING PURSUANT TO ITEM 512(E) OF REGULATION S

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(C)	FOR PURPOSES OF DETERMINING LIABILITY UNDER THE SECURITIES ACT: UNDERTAKING PURSUANT TO ITEM 512(G) OF REGULATION S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario on November 21, 2006.

By:	/s/ Bennett Kurtz
Bennett Kurtz President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Bennett Kurtz, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Bennett Kurtz
Bennett Kurtz President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

Dated: November 21, 2006